UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 24, 2014 (the “Notes Closing Date”), SFX Entertainment, Inc., a Delaware corporation (the “Company”), issued $75.0 million aggregate principal amount of its 9.625% second lien senior secured notes due 2019 (the “New Notes”) in private offerings (the “Offerings”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company used the net proceeds of the New Notes for working capital and general corporate purposes, including repaying all of its borrowings under its revolving credit facility and funding acquisitions, including two acquisitions which closed simultaneously with the closings of the New Notes, and paying related fees and expenses.

In connection with the issuance of the New Notes, on the Notes Closing Date, the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent, entered into the seventh supplemental indenture (the “Supplemental Indenture”) to the indenture (as amended and supplemented from time to time, the “Indenture”) governing the Company’s existing 9.625% second lien senior secured notes due 2019 (the “Existing Notes”), dated as of February 4, 2014, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.  The New Notes constitute an additional issuance of and were issued under the Indenture and the New Notes are part of the same series as the Existing Notes.  Except as to certain issuance-related matters, the New Notes have identical terms to the Existing Notes.

The New Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the New Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing description of the Supplemental Indenture and the New Notes in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On September 24, 2014, the Company completed its acquisition of all of the outstanding ordinary shares (the “Shares”) of Monumental Productions B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Monumental Productions”),  from Monumental Productions Beheer B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Seller”), pursuant to the terms and conditions of the previously announced share purchase agreement, dated as of September 12, 2014, by and among the Company, SFXE Netherlands Holdings B.V., a private company with limited liability incorporated under the laws of the Netherlands and subsidiary of the Company, Seller, Monumental Productions and Rochus Abraham Paulus Veenboer, an individual residing in the Netherlands (the “Purchase Agreement”).  Monumental Productions organizes and promotes electronic music culture festivals under the brand “Awakenings” throughout the Netherlands.

Pursuant to the terms and conditions of the Purchase Agreement, the consideration paid to Seller consisted of (i) EUR 11.0 million in cash and (ii) 628,799 shares (the “Monumental Shares”) of common stock of the Company (collectively, the “Total Purchase Price”).

In addition to the consideration received at closing for the Shares, Seller may be entitled to receive an earnout payment following calendar year 2014, pursuant to the terms and conditions of the Purchase Agreement. Such earnout payment may be earned if Monumental Production’s EBITDA for fiscal year 2014 (which will be capped at EUR 2.6 million) multiplied by eight (8) (such product, the “Product”) exceeds the Total Purchase Price. In the event the Product exceeds the Total Purchase Price, the Company will be required to pay Seller the difference between the Product and the Total Purchase Price, which payment will be paid approximately 79% in cash and 21% in shares of common stock of the Company (based on the volume-weighted average closing price per share for the five days immediately prior to the payment date).  If the Product is equal to or less than the Total Purchase Price, then no earnout payment will be due from the Company.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information regarding the issuance of the Monumental Shares set forth in Item 2.01 above is incorporated herein by reference.  The Monumental Shares were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.  The offer and sale of shares of common stock to the Seller, as a portion of the consideration for the acquisition, was a privately negotiated transaction and did not involve a general solicitation.  The certificates representing the Monumental Shares contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.  Following the issuance of the Monumental Shares, the Company has issued and outstanding 90,169,045 shares of common stock.

Item 8.01                                           Other Events.

On the Notes Closing Date, the Company issued a press release announcing the closing of the Offerings. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1*	Supplemental Indenture, dated as September 24, 2014, among SFX Entertainment, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.
99.1*	Press release, dated September 24, 2014

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: September 29, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director